Exhibit 10.2

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is entered into as of March 14, 2008, by and between Clarient, Inc., a Delaware corporation (the “Company”), Safeguard Delaware, Inc., a Delaware corporation (“SDI”), Safeguard Scientifics, Inc., a Pennsylvania corporation (“SSI”), and Safeguard Scientifics (Delaware), Inc., a Delaware corporation (“Safeguard Delaware”).  Each of SDI, SSI and Safeguard Delaware are referred to herein as a “Safeguard Entity” and SDI, SSI and Safeguard Delaware are referred to collectively herein as the “Safeguard Entities.”

W I T N E S S E T H:

WHEREAS, the Company entered into that certain Amended and Restated Senior Subordinated Revolving Credit Agreement, dated as of March 13, 2008, by and between SDI and the Company (the “Loan Agreement”), pursuant to which, among other things, SDI will provide a $21,000,000 senior subordinated revolving credit facility to the Company;

WHEREAS, pursuant to the terms of, and in partial consideration for SDI’s agreement to enter into the Loan Agreement, the Company has agreed to issue SDI various warrants to purchase shares of the Company’s common stock (“Common Stock”), $0.01 par value (the “Facility Warrants,” and the shares of Common Stock issuable pursuant to the Facility Warrants, the “Facility Warrant Shares”);

WHEREAS, the Company has previously issued the Safeguard Entities (i) shares of Common Stock (the “Outstanding Shares”), (ii) warrants to purchase shares of Common Stock (the “Outstanding Warrants,” and the shares of Common Stock issuable pursuant to the Outstanding Warrants, the “Outstanding Warrant Shares” and collectively with the Facility Warrant Shares and the Outstanding Shares, the “Safeguard Shares”); and

WHEREAS, pursuant to the terms of, and in partial consideration for SDI’s agreement to enter into, the Loan Agreement, the Company has agreed to provide the Safeguard Entities with certain registration rights, as well as certain other rights and remedies as set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in the Loan Agreement and this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Safeguard Entity hereby agrees as follows:

1.                             Certain Definitions.  Capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Loan Agreement.  As used in this Agreement, the following terms shall have the following respective meanings:

“Commission” or “SEC” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Holder” and “Holders” shall mean the applicable Safeguard Entity and any transferee of Registrable Securities which have not been sold to the public to whom the registration rights conferred by this Agreement have been transferred in compliance with this Agreement.

“Registrable Securities” shall mean: (i) the Safeguard Shares, (ii) securities issued or issuable upon any stock split, stock dividend, recapitalization or similar event with respect to the Safeguard Shares; and (iii) any other security issued as a dividend or other distribution with respect to, in exchange for or in replacement of the securities referred to in the preceding clauses.

The terms “register”, “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

“Registration Expenses” shall mean all expenses to be incurred by the Company in connection with each Holder’s registration rights under this Agreement other than Selling Expenses, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, “blue sky” fees and expenses, reasonable fees and disbursements of counsel to Holders (using a single counsel selected by a majority in interest of the Holders if more than one Holder is participating in a registration hereunder) for a “due diligence” examination of the Company and review of the registration statement and related documents, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities, and all fees and disbursements of counsel for Holders not included within “Registration Expenses.”

2.                             Request for Registration.

(a)                           If the Company receives from a Holder or Holders of not less than 50% of the then outstanding Registrable Securities a written request that the Company effect a registration with respect to shares of Registrable Securities held by such Holder or Holders having an aggregate price to the public (net of underwriters’ discounts and commissions) of at least $500,000 or with respect to at least 300,000 shares of Registrable Securities, the Company will, as soon as practicable, use commercially reasonable efforts to effect such registration (including, without limitation, appropriate qualification under applicable state securities laws as Holders may request and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution, though negotiated, underwritten or other transactions or through a combination of such methods of sale at the election of such Holder(s), of all or such portion of such the Registrable Securities as are specified in such request.

(b)                           Notwithstanding Section 2(a), the Company shall not be obligated to take any action to effect or complete any such registration pursuant to this Section 2:

(i)                            During the period starting with the date ninety (90) days prior to the Company’s estimated date of filing of, and ending on the date sixty (60) days immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided, that the Company gives notice of its intention to file such registration statement to the Holder or Holders within thirty (30) days of its request for such registration; and provided, further that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; however, the Company may not delay a requested registration under this paragraph if the Company’s registration statement will include no equity securities or securities convertible into equity securities and the requested registration will not be part of an underwritten public offering; or

(ii)                           After the Company has effected two (2) registrations pursuant to this Section 2; provided that any registration request that (A) is delayed by the Company pursuant to Section 2(b)(i) or (B) does not result in a registration being effected, will not count towards such two (2) registration limit; or

(iii)                          If the Holder requesting registration is able to sell all of such Holder’s shares requested to be registered under Rule 144 of the Securities and Exchange Commission adopted under the Securities Act; or

(iv)                          If the Company shall furnish to the Holder or Holders requesting registration a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than 120 days after receipt of the request of the initiating Holders; provided, however, that the Company may not utilize this right more than once in any 12-month period.

(c)                           If the registration pursuant to this Section 2 is effected through a firm commitment underwritten public offering at the election of the Holder, the Company shall, together with such Holder, enter into an underwriting agreement in customary form with a managing underwriter selected by the Holder and reasonably acceptable to the Company.  Notwithstanding any other provision of this Section 2, if the managing underwriter advises the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise the Holder and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be limited to such amount; provided, however, that in the event of such limitation on the number of shares to be underwritten, no securities to be registered for sale by the Company shall be included unless all shares of Registrable Securities requested by the Holder to be included in such underwriting are so included.

3.                          Company Registration.

(a)                           If at any time or from time to time the Company shall determine to register any of its equity securities, either for its own account for the account of a Holder or the account of a stockholder who is not a Holder, the Company shall:

(i)                            promptly give the Holders (excluding any such Holder for whose account the shares are determined to be registered) written notice thereof; and

(ii)                           include in such registration (and any related qualifications including compliance with “blue sky” laws), and in any underwriting involved therein, all the shares of Registrable Securities specified in a written request or requests, made within 20 days after the date of such written notice from the Company, by any such Holder.

(b)                           If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise each Holder as a part of the written notice given pursuant to Section 3(a)(i). In such event, the right of each Holder to registration pursuant to this Section 3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of shares of Registrable Securities in the underwriting shall be limited to the extent provided herein.  Each Holder shall (together with the Company and the other stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company.  Notwithstanding any other provision of this Section 3, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, no securities to be registered for sale by Holders shall be included unless all shares to be registered for sale by the Company (and for sale by any stockholder who is not a Holder, if pursuant to the exercise of registrations rights granted in connection with a Capital Transaction (as defined in the Amended and Restated Senior

Subordinated Revolving Credit Agreement dated March 13, 2008)) to be included in such underwriting are so included and any remaining securities to be included in such registration shall be allocated pro rata among the Holders and any other holders of “piggy-back” registration rights, based on the number of shares requested to be included in such registration by all such holders.  The Company shall so advise each Holder and the number of shares of Registrable Securities to be included in the registration and underwriting shall be so limited.

(c)                           If the registration of which the Company gives notice is for a registered public offering involving an underwriting, all Holders shall provide upon request customary lock-up agreements for themselves and their affiliates by which they agree not sell any of their shares for a period of 180 days from the effective date of the registration statement.

4.                             Registration on Form S-3.

(a)                           In case the Company shall receive from a Holder or Holders of more than 50% of the then outstanding Registrable Securities a written request that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of shares of Registrable Securities having an aggregate price to the public (net of underwriters discounts and commissions) of at least $500,000 or a public offering of at least 300,000 shares of Registrable Securities and the Company is a registrant entitled to use Form S-3 to register the shares of Registrable Securities for such an offering, the Company shall use commercially reasonable efforts to cause such shares of Registrable Securities to be registered for the offering on such form and to cause such shares of Registrable Securities to be qualified in such jurisdictions as such Holder may reasonably request.  If such offer is to be an underwritten offering, the underwriters shall be selected by the Holder or Holders requesting the registration and be reasonably acceptable to the Company.

(b)                           There shall be no limit on the number of registration requests by Holders pursuant to the preceding paragraph.

(c)                           The provisions of Section 2(b)(i), (iii), and (iv) and Section 2(c) shall apply to any request for registration pursuant to Section 4(a).

5.                             Registration Procedures.  In connection with each registration effected pursuant to Section 2, 3 or 4, the Company shall, except as provided in Section 2(b) and 4(c):

(a)                           Promptly prepare and file with the SEC a registration statement and such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement, or prepare and file such additional registration statements, as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement in accordance with the intended methods of disposition by the seller thereof as set forth in the registration statement (and the disposition of all shares of Registrable Securities as necessary to comply with this Agreement) and notify each Holder of the filing and effectiveness of such registration statement and any amendments or supplements thereto.  The Company shall promptly forward to each participating Holder’s counsel a copy of any correspondence or other written communications with the SEC or other regulatory authority, relating to the registration statement or the shares of Registrable Securities.

(b)                           After the registration, at a Holder’s request, furnish to each participating Holder such number of copies of a current prospectus conforming with the requirements of the Securities Act and any other documents incident thereto, copies of the registration statement, any amendment or supplement to such prospectus or registration statement and any documents incorporated by reference therein and such other documents as such Holder may from time to time reasonably request in order to facilitate the disposition of the shares of Registrable Securities registered on behalf of such Holder.

(c)                           Use commercially reasonable efforts to register and qualify the shares of Registrable Securities covered by such registration statement under such other securities or “blue sky” laws of any United States jurisdictions as the Holders may reasonably request (except in any such jurisdiction where the registration and qualification of the securities covered by such registration statement is exempt under the laws and regulations of such jurisdiction); provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(d)                           Notify the participating Holders immediately of the happening of any event known to the Company (but not the substance or details of any such event unless specifically requested by any such Holder) as a result of which the prospectus (including any supplements thereto or thereof and any information incorporated or deemed to be incorporated by reference therein) included in such registration statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and use commercially reasonable  efforts to promptly update and/or correct such prospectus.  Notwithstanding the foregoing, if the Company shall furnish to the Holder or Holders whose Registrable Securities have been so registered a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be detrimental to the Company and its stockholders to update and/or correct any such prospectus, the Company shall have the right to defer updating or correcting such prospectus for a period of not more than 120 days after the notification to the Holders; provided, however, that the Company may not utilize this right more than once in any 12-month period.  During any such 120-day or shorter period, the Holders will not deliver any such prospectus or sell any Registrable Securities in reliance thereon.

(e)                           Notify each participating Holder immediately of the issuance by the Commission or any state securities commission or agency of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose.  The Company shall use its commercially reasonable efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible time.

(f)                            Permit a single firm of counsel, selected by the participating Holders, to review the registration statement and all amendments and supplements thereto within a reasonable period of time prior to each filing, and shall not file any document in a form to which such counsel reasonably objects.

(g)                           Use commercially reasonable efforts to cause the shares of Registrable Securities registered by the registration statement to be listed or quoted on each securities exchange and/or market on which the Common Stock is then listed and/or quoted and prepare and file any required filings with the Financial Industry Regulatory Authority or any exchange or market where the Common Stock is then listed and/or traded.

(h)                           If applicable, at a Holder’s request, take all steps necessary to enable each participating Holder to avail themselves of the prospectus delivery mechanism set forth in Rule 153 (or successor thereto) under the Securities Act.

6.                             Holder Deemed an Underwriter.  In the event that a Holder selling Registrable Securities is deemed to be an underwriter,  the Company shall enter into such customary agreements with such Holder as would customarily be entered into with an underwriter (excluding provisions for the purchase and sale of the Common Stock and any discounts or other consideration) and:

(a)                           make such representations and warranties to such Holder in form, substance and scope as are customarily made by issuers to underwriters in secondary offerings;

(b)                           cause to be delivered, if requested, to such Holder opinions of independent counsel to the Company, on and dated as of the effective day of the registration statement, and within 90 days following the end of each fiscal year thereafter, which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to such Holder and their counsel and covering, without limitation, such matters as the due authorization and issuance of the securities being registered and compliance with securities laws by the Company in connection with the authorization, issuance and registration thereof and other matters that are customarily given to underwriters in underwritten offerings, addressed to such Holder;

(c)                           cause to be delivered, immediately prior to the effectiveness of the registration statement, and at the beginning of each fiscal year following a year during which the Company’s independent certified public accountants shall have reviewed any of the Company’s books or records, a “comfort” letter from the Company’s independent certified public accountants addressed to such Holder, stating that such accountants are independent public accountants within the meaning of the Securities Act and the applicable published rules and regulations thereunder, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by letters of the independent certified public accountants delivered in connection with secondary offerings; such accountants shall have undertaken in each such letter to update the same quarterly during each such fiscal year for which such books or records are being reviewed so that each such letter shall remain current, correct and complete as of the end of such accountant’s review of the Company’s quarterly financial statements; and each such letter and update thereof, if any, shall be reasonably satisfactory to such Holder(s);

(d)                           shall include in such agreements customary indemnification and contribution provisions to and from underwriters; and

(e)                           deliver such documents and certificates as may be reasonably requested by the Holder to evidence compliance with clause (a) above and with any customary conditions contained in underwriting agreements, if any.

7.                             Expenses of Registration.  All Registration Expenses incurred in connection with any registration, qualification or compliance with registration pursuant to this Agreement shall be borne by the Company, and all Selling Expenses shall be borne by the Holder or Holders.

8.                             Registration on Form S-3; Other Forms.  In connection with each registration effected pursuant to this Agreement, the Company shall use commercially reasonable efforts to qualify for registration on Form S-3 or any comparable or successor form or forms, or in the event that the Company is ineligible to use such form, such form as the Company is eligible to use under the Securities Act.

9.                             Registration Period.  In the case of a registration effected by the Company pursuant to this Agreement, the Company will use commercially reasonable efforts to keep such registration effective at all times during the period commencing on the effective date of the registration statement and continuing thereafter until the all Registrable Securities covered by such registration have been sold thereunder.

10.                           Indemnification.

(a)                           The Company Indemnity. The Company will indemnify each Holder, each of its officers, directors and partners, and each person controlling each Holder, within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls, within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder, any underwriter, including any of the foregoing incurred in any litigation, commenced or threatened, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any violation by the Company of its representations to or covenants with the Holders under this Agreement or any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document prepared by the Company (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any state securities law or in either case, any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action; provided that the Company will not be liable in any such case to a Holder to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder or the underwriter (if any) therefor and stated to be specifically for use therein.  The indemnity agreement contained in this Section 10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent will not be unreasonably withheld).

(b)                           Holder Indemnity. Each Holder will, severally and not jointly, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors, officers, partners, and each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder, each other Holder (if any), and each of their officers, directors and partners, and each person controlling such other Holder(s), against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any violation by the such Holder of its representations to or covenants with the Company under this Agreement or any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, and will reimburse the Company and such other Holder(s) and their directors, officers and partners, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein, and provided that the maximum amount for which such Holder shall be liable under this indemnity shall not exceed the net proceeds received by such Holder from the sale or sales of the Registrable Securities which gave rise to the claim for indemnification.  The indemnity agreement contained in this Section 10(b) shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld).

(c)                           Procedure.  Each party entitled to indemnification under this Section 10 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim in any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party’s expense; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section except to the extent that the Indemnifying Party is materially and adversely affected by such failure to provide notice.  No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.  Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

11.                           Contribution.

(a)                           If the indemnification provided for in Section 10 herein is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein (other than by reason of the exceptions provided therein), then each such Indemnifying Party, in lieu of indemnifying each of such Indemnified Parties, shall contribute to the amount paid or payable by each such Indemnified Party as a result of such losses, claims, damages or liabilities as between the Company on the one hand and any Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of such Holder in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative fault of the Company on the one hand and of any Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by such Holder.

(b)                           In no event shall the obligation of any Indemnifying Party to contribute under this Section 11 exceed the amount that such Indemnifying Party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 10(a) or 10(b) hereof had been available under the circumstances.

(c)                           The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Holders or the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraphs.  The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraphs shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this section, no Holder or underwriter shall be required to contribute any amount in excess of the amount by which (i) in the case of any Holder, the net proceeds received by such Holder from the sale of Registrable Securities which gave rise to the necessity for contribution or (ii) in the case of an underwriter, the amount by which the total price at which the Registrable Securities purchased by it and distributed to the public were offered to the public exceeds, in any such case, the amount of any damages that such Holder or underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

12.                           Survival.  The indemnity and contribution agreements contained in Sections 10 and 11 and the representations and warranties of the Company referred to in Section 6(a) shall remain operative and in full force and effect regardless of (i) any termination of this Agreement or the Loan Agreement or any underwriting agreement, (ii) any investigation made by or on behalf of any Indemnified Party or by or on behalf of the Company, and (iii) the consummation of the sale or successive resales of the Safeguard Shares.

13.                           Information by Holders.  Each Holder shall  furnish to the Company such information regarding such Holder and the distribution and/or sale proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.  The intended method or methods of disposition and/or sale (Plan of Distribution) of such securities as so provided by such Holder shall be included without alteration in the registration statement covering the Safeguard Shares and shall not be changed without written consent of such Holder, except that such Holder may not require an intended method of disposition which, in the reasonable opinion of counsel to the Company, violates applicable securities law.

14.                           Replacement Certificates.  The certificate(s) representing the Safeguard Shares held by a Holder may be exchanged by such Holder at any time and from time to time for certificates with different denominations representing an equal aggregate number of Safeguard Shares, as reasonably requested by such Holder upon surrendering the same.  No service charge will be made for such registration or transfer or exchange.

15.                           Transfer or Assignment.  Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The rights granted to the Safeguard Entities by the Company under this Agreement to cause the Company to register the Safeguard Shares may be transferred or assigned (in whole or in part) to up to two (2) transferees or assignees of any Safeguard Shares, and all other rights granted to the Safeguard Entities by the Company hereunder may be transferred or assigned to up to two (2) transferees or assignees of any Safeguard Shares; provided in each case that the Company must be given written notice by the applicable Safeguard Entity at the time of or within a reasonable time after said transfer or assignment, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned; and provided, further, that the transferee or assignee of such rights agrees in writing to be bound by the provisions of this Agreement.

16.                           Miscellaneous.

(a)                           Remedies.  The Company and each Safeguard Entity acknowledges and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

(b)                           Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing, must be delivered by (i) courier, mail or hand delivery or (ii) facsimile, and will be deemed to have been delivered upon receipt. The addresses and facsimile numbers for such communications shall be:

to the Company:

Clarient, Inc.

31 Columbia

Aliso Viejo, California  92656

Facsimile:  (949) 443-3366

Attention:   Chief Financial Officer

with a copy to:

Latham & Watkins LLP

633 West Fifth Street, Suite 4000

Los Angeles, California 90071

Facsimile:  (213) 891-8763

Attention:   W. Alex Voxman, Esq.

to the Safeguard Entities:

Safeguard Delaware, Inc. and Safeguard Scientifics (Delaware), Inc.

1105 N. Market Street

Suite 1300

Wilmington, DE 19801

Facsimile:  (302) 427-4607

Attention:   Chief Financial Officer

Safeguard Scientifics, Inc.

435 Devon Park Drive

800 Building

Wayne, Pennsylvania  19087

Facsimile:  (610) 482.9105

Attention:   General Counsel

Each party shall provide five (5) days prior written notice to the other party of any change in address, telephone number or facsimile number.  Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) mechanically or electronically generated by the sender’s facsimile machine containing the time, date and recipient facsimile number or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

(c)                                                                                  Waivers.  No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.  The representations and warranties and the agreements and covenants of the Company and the Safeguard Entities contained herein shall survive the Closing.

(d)                                                                                 Counterparts.  This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, it being understood that all parties need not sign the same counterpart.

(e)                                                                                  Entire Agreement.  This Agreement, together with the Loan Agreement and the agreements and documents contemplated hereby and thereby, contains the entire understanding and agreement of the parties hereto and supersedes any prior understandings, agreements, or representations by or among the parties hereto, written or oral, including, without limitation, (i) each of the agreements listed on Exhibit A-1 hereto (which agreements shall be of no further force and effect after the date hereof) and (ii) the applicable provisions for the granting of registration rights contained in the agreements listed on Exhibit A-2 hereto (which provisions shall be of no further force and effect after the date hereof), and may not be modified, amended or terminated except by a written agreement signed by both parties.  Without limiting the generality of the foregoing, each Safeguard Entity acknowledges and agrees that it waives any right it may have to receive liquidated damages (or any other damages) and any other remedies available to it under any of the agreements listed on Exhibit A-1 or A-2 (whether accruing prior to, on or after the date hereof) as a result of the Company’s failure to date to maintain the effectiveness of registration statements covering the Registrable Securities thereunder.

(f)                                                                                    Jurisdiction.  THE COMPANY AND EACH SAFEGUARD ENTITY (I) HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT, COURTS OF THE STATE OF DELAWARE AND OTHER COURTS OF THE UNITED STATES SITTING IN NEW CASTLE COUNTY, DELAWARE FOR THE PURPOSES OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND (II) HEREBY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUCH SUIT ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURT, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER.  THE COMPANY AND EACH SAFEGUARD ENTITY CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF.  NOTHING IN THIS PARAGRAPH SHALL AFFECT OR LIMIT ANY RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(g)                                                                                 Governing Law.  THIS AGREEMENT AND THE VALIDITY AND PERFORMANCE OF THE TERMS HEREOF SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED ENTIRELY IN SUCH STATE.

(h)                                                                                 Jury Trial.  EACH PARTY HERETO WAIVES THE RIGHT TO A TRIAL BY JURY.

(i)                                                                                     Titles.  The titles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

* * * Signature page follows * * *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

COMPANY:

CLARIENT, INC.

By:	/s/ James V. Agnello
Name: James V. Agnello
Title: Senior Vice President and
Chief Financial Officer

SAFEGUARD ENTITIES:

SAFEGUARD DELAWARE, INC.

By:	/s/ Brian J. Sisko
Name: Brian J. Sisko
Title: Vice President

SAFEGUARD SCIENTIFICS, INC.

By:	/s/ Brian J. Sisko
Name: Brian J. Sisko
Title: Senior Vice President and General
Counsel

SAFEGUARD SCIENTIFICS (DELAWARE), INC.

By:	/s/ Brian J. Sisko
Name: Brian J. Sisko
Title: Vice President

Exhibit A-1

1.	Registration Rights Agreement, dated as of June 6, 1996, by and among the Company and the stockholders parties thereto

2.	Registration Rights Agreement, dated as of September 28, 2000, by and among the Company, Safeguard Delaware, Inc., and incuVest, LLC

3.	Registration Rights Agreement dated as of July 10, 2001 by and among the Company, Safeguard Delaware Inc. and other investors party thereto

4.	Registration Rights Agreement, dated as of June 13, 2002, by and between the Company and Safeguard Delaware Inc.

5.	Registration Rights Agreement, dated as of February 26, 2003, by and between the Company and Safeguard Delaware Inc.

6.	Registration Rights Agreement, dated as of February 10, 2004, by and between the Company and Safeguard Delaware Inc.

7.	Registration Rights Agreement, dated March 25, 2004, by and among the Company and the investors signatory thereto

8.	Registration Rights Agreement, dated as of November 8, 2005, by and among the Company and the investors signatory thereto

Exhibit A-2

1.	Securities Purchase Agreement, dated as of June 13, 2002, by and among the Company, Safeguard Delaware Inc. and Safeguard Scientifics, Inc.

2.	Securities Purchase Agreement, dated as of September 22, 2006, by and between the Company and Safeguard Delaware Inc.

3.	Senior Subordinated Revolving Credit Agreement, dated as of March 7, 2007 by and between the Company and Safeguard Delaware Inc.